Exhibit No. 16
Headway Corporate Resources, Inc.
Form 10-K
File No. 0-23170

                   SUBSIDIARIES OF THE COMPANY

Name                                                        State or
                                                          Jurisdiction

(1)  Headway Corporate Staffing Services, Inc. ("HCSS")     Delaware
(2)  HCSS East, Inc. ("East")                               Delaware
(3)  HCSS West, Inc. ("West")                               Delaware
(4)  HCSS Holdings, Inc.                                    Delaware
(5)  Headway Corporate Staffing Service of New york, Inc.   New York
     (a subsidiary of HCSS)
(6)  Corporate Staff Administration, Inc. (a subsidiary     New York
     of HCSS)
(7)  Certified Technical Staffing, Inc. (a subsidiary       New York
     of HCSS)
(8)  Headway Corporate Staffing Services of North           Delaware
     Carolina, Inc. (a subsidiary of HCSS)
(9)  Headway Corporate Staffing Services of                 Delaware
     Connecticut, Inc. (a subsidiary of HCSS)
(10) ASA Personnel Services, L.L.C. (a subsidiary of HCSS)  Delaware
(11) Cheney Associates, L.L.C. (as subsidiary  of East)     Delaware
(12) Headway Corporate Staffing Services of Florida, L.L.C. Delaware
     (a subsidiary of East)
(13) Headway Corporate Staffing Services of New             Delaware
     Jersey, L.L.C. (a subsidiary of East)
(14) Headway Technology Resources of Texas, L.L.C.          Delaware
     (a subsidiary of East)
(15) Headway Corporate Staffing Services of                 Delaware
     California One, L.L.C. (a subsidiary of West)
(16) Headway Corporate Staffing Services of                 Delaware
     California Two, L.L.C. (a subsidiary of West)
(17) Carlyle Group, Ltd.                                    Illinois
(18) Whitney Partners, L.L.C. ("Whitney")                   Delaware
(19) Tyzack Holdings Limited ("Tyzack")                     United Kingdom
(20) The Whitney Group (Europe) Limited                     United Kingfom
     (a subsidiary of Tyzack)
(21) Whitney Asia PTE Ltd. (a subsidiary of Whitney)        Singapore
(22) The Whitney Group (Asia) Limited                       Hong Kong



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